                              RESCISSION AGREEMENT
                              --------------------

         RESCISSION AGREEMENT, dated as of January 24, 1997 (the "Agreement"), by and between Mel Weiss ("Seller") and Donnkenny Apparel, Inc., a Delaware corporation ("Buyer").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the parties hereto are parties to that certain Stock Purchase Agreement between Seller and Buyer, dated as of the 3rd day of September 1996 (the "Stock Purchase Agreement"); and

         WHEREAS, the parties hereto desire to rescind the transactions effected pursuant to the Stock Purchase Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

         Section 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Stock Purchase Agreement.

         Section 2. Rescission.

         (a) Subject to the terms and conditions of this Agreement, Seller and Buyer hereby agree to rescind all of the transactions effected pursuant to the Stock Purchase Agreement, including, without limitation, the transfer of the Seller Shares from Seller to Buyer, the payment of the Purchase Price by Buyer to Seller, the release or discharge of any and all Affiliate Liabilities and the deposit of the Lonestar Shares with the Escrow Agent pursuant to the terms and conditions set forth in that certain Escrow Agreement, dated as of September 3, 1996, among Seller, Buyer and Squadron, Ellenoff, Plesent & Sheinfeld, LLP (the "Escrow Agreement"). In connection with such rescission, Buyer hereby agrees to return the Seller Shares to Seller, free and clear of all liens, claims and encumbrances.

         (b) Buyer hereby agrees to waive the repayment of an aggregate of approximately $400,000 of inter-company loans made by Buyer to the Companies during the period commencing on September 3, 1996 and ending on the date hereof.

         (c) As additional consideration for the transactions contemplated hereby, Buyer hereby agrees to cause Parent to issue to Seller at the closing of these transactions (i) 25,000 shares of Parent Common Stock, which will be restricted shares within

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the meaning of the Securities Act and (ii) a Warrant to purchase 75,000 shares of Parent Common Stock which will be exercisable for a period of seven and one-half years commencing on the date hereof and which will have an exercise price equal to the average of the closing market price of the Parent Common Stock for the five trading days prior to the date hereof, rounded up to the nearest whole number. Such warrants will be granted pursuant to a Warrant Agreement which will provide for customary anti-dilution rights. Furthermore, Seller will receive customary piggy-back registration rights for a period of seven and one-half years commencing on the date hereof relating to both the 25,000 restricted shares and to the 75,000 shares underlying the warrant referred to above. Should Seller exercise such piggy-back registration rights, all costs of such registration (other than underwriting discounts and commissions) shall be borne by Buyer and/or Parent.

         (d) Buyer hereby agrees to pay all fees and expenses associated with KPMG's completion of the August 31, 1996 audit of the Companies' books. Furthermore, Buyer hereby agrees to provide to Seller copies of any written reports, surveys or analyses of any nature concerning the business of the Companies that have been or will be prepared by or on behalf of Buyer.

         (e) Contemporaneously herewith, Seller hereby agrees to take all action necessary to replace the balances due and unpaid on two (2) letters of credit issued by Chase Manhattan Bank, N.A. to the Companies, being L/C# 1821139 in the original amount of $168,538.63 and L/C# 1821161 in the original amount of $363,038.90, or arrange for Rosenthal and Rosenthal to indemnify Chase Manhattan Bank, N.A. with respect thereto, it being recognized that certain payments have already been made and received, which include Buyer or Parent as a party thereto.

         (f) With respect to contract work done by Buyer for the Companies and/or by the Companies for Buyer, Seller and Buyer hereby agree to pay for any work which has been commenced as of the date hereof.

         (g) Buyer hereby agrees to pay Seller $50,000 as reimbursement for Seller's legal and other fees and expenses incurred in connection with the negotiation of this Agreement.

         Section 3. Release and Termination. Concurrently with the rescission of the transactions referred to in Section 2(a) hereof, each of Seller and Buyer shall execute a General Release, in the form attached hereto as Exhibit A, excepting only their respective ongoing duties and obligations under this Agreement.

         Section 4. Donnkenny Option. For a period of three months following the date of this Agreement, Buyer shall have the option to re-acquire the Companies by reinstating the terms and conditions of the Stock Purchase Agreement, provided, however, that

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   (i)   the aggregate purchase price shall be the price set
         forth in the Stock Purchase Agreement plus $1,000,000,
  (ii) the Purchase Price shall be paid as follows: (a) Seller shall have the option of receiving $3,000,000 of the Purchase Price either in cash or in Parent Common Stock and (b) the balance of the Purchase Price shall be paid entirely in cash,
 (iii) the Purchase Price shall not be subject to the post-closing adjustments set forth in Section 1.6 of the Stock Purchase Agreement, and
  (iv) should Seller exercise his option to receive $3,000,000 of the Purchase Price in the form of Parent Common Stock, the number of shares of Parent Common Stock shall be calculated using the average of the closing market price of the Parent Common Stock for the five trading days prior to the date on which such option is exercised.

         Section 5. Further Assurances. From and after the date hereof, Seller and Buyer agree to execute and deliver such further documents and instruments and to do such other acts and things as Buyer or Seller, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement.

         Section 6. Covenants.

         (a) Buyer hereby covenants and agrees that prior to the closing of the transactions contemplated by this Agreement, none of the Companies will have incurred any expense, or have made any payment or distribution, or otherwise engaged in any transaction which is outside the ordinary course of that Company's business, or have paid any money to Donnkenny.

         (b) Buyer hereby covenants and agrees that, to the extent permissible by law or court order, in the event that the transactions contemplated by this Agreement are treated as a preference in any subsequent bankruptcy proceeding, all claims of Seller and the Companies shall be reinstated as if the rescission transactions contemplated by this Agreement had not occurred.

         (c) Each of Buyer and Seller hereby covenant and agree that no press releases will be released by either party hereto unless both parties hereto have previously mutually agreed upon the language contained therein.

         Section 7. Representations and Warranties. Each of the parties hereto represents and warrants to the other party hereto that (i) the execution, delivery and performance of this

Agreement by it and the consummation of the transactions contemplated hereby have been duly authorized, if necessary, and (ii) this Agreement, when executed and delivered in accordance with the provisions hereof, will constitute the valid and legally binding obligation of such party, enforceable against it in accordance with its terms.

         Section 8. Headings. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

         Section 9. Separability. If at any time any of the covenants or the provisions contained herein shall be deemed invalid or unenforceable by the laws of the jurisdiction wherein it is to be enforced or for any reason, such covenants or provisions in such jurisdiction shall be considered divisible as to such portion and such covenants or provisions shall become and be immediately amended and reformed to include only such covenants or provisions as are enforceable by the court or other body having jurisdiction of this Agreement in such jurisdiction and the parties agree that such covenants or provisions, as so amended and reformed, shall be valid and binding in such jurisdiction as though the invalid or unenforceable portion had not been included herein.

         Section 10. Amendment; Waiver. No provision of this Agreement may be amended or modified except by an instrument or instruments in writing signed by the parties hereto. Either party may waive compliance by the other party with any of the provisions of this Agreement. No waiver of any provision hereof shall be construed as a waiver of any other provision. Any waiver must be in writing.

         Section 11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and each party thereto may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

         Section 12. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its principles of conflicts of law.

         Section 13. Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any state or federal court location

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in New York County, State of New York, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement of the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided, or by personal service on such party with a copy of such process mailed to such party by first class mail or registered or certified mail, return receipt requested, postage prepaid. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than New York.

         Section 14. Assignment and Binding Effect. Neither of the parties hereto may assign any of its or his rights or delegate any of its or his duties under the Agreement without the prior written consent of the others. All of the terms and provisions of this Agreement shall be binding on, and shall inure to the benefit of, the respective successors and permitted assigns of the parties.

         Section 15. Entire Agreement. This Agreement contains, and is intended as, a complete statement of all of the terms and agreements between the parties hereto with respect to the matters covered hereby, and supersedes any previous agreements and understandings between the parties with respect to those matters.

         Section 16. Notices. All notices and other communications under this Agreement shall be in writing and shall be either delivered personally, mailed by certified mail, return receipt requested, sent by recognized overnight delivery service or, to the extent receipt is confirmed, by telecopy, telefax, or other electronic transmission service to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision). Notice shall be deemed given upon receipt.

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         If to Seller, to:

              Mel Weiss
              c/o Fashion Avenue Knits, Inc.
              1710 Flushing Avenue
              Ridgewood, New York 11385
              Telecopy No.: (718) 456-9011
              Confirmation No.: (718) 456-9000

         with a copy to:

              Silverberg Stonehill & Goldsmith, P.C.
              11 West 40th Street
              New York, New York 10018
              Attention: Sheldon Silberberg, Esq.
              Telecopy No.: (212) 391-4556
              Confirmation No.: (212) 730-1900

         If to Buyer, to:

              Donnkenny Apparel, Inc.
              1411 Broadway
              New York, New York 10018
              Attention: Harvey Horowitz
              Telecopy No.: (212) 768-3974
              Confirmation No.: (212) 730-7770

         with a copy to:

              Weil, Gotshal & Manges LLP
              767 Fifth Avenue
              New York, New York 10153
              Attention: Dennis J. Block, Esq.
              Telecopy No.: (212) 310-8007
              Confirmation No.: (212) 310-8000

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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                       /s/ Mel Weiss
                                       -----------------------------------
                                       MEL WEISS


                                       DONNKENNY APPAREL, INC.


                                       By:  /s/  Harvey Horowitz
                                          --------------------------------
                                          Name:  Harvey Horowitz
                                          Title: Vice President


ACKNOWLEDGED:

SQUADRON, ELLENOFF, PLESENT
   & SHEINFELD, ESCROW AGENT


By:
   -------------------------------
   Name:
   Title:

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                                       -----------------------------------
                                       MEL WEISS


                                       DONNKENNY APPAREL, INC.


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:


ACKNOWLEDGED:*

SQUADRON, ELLENOFF, PLESENT
   & SHEINFELD, ESCROW AGENT


By: /s/ Shalom Leaf
   -------------------------------
   Name:  Shalom Leaf
   Title: Partner

* The undersigned acknowledges this Agreement, but notes that (i) in accordance with the terms of the Stock Purchase Agreement and the Escrow Agreement, the undersigned never received or held the Escrowed Shares, and
   (ii) the Escrow Agreement terminated by its terms since the undersigned did not receive any Escrowed Funds (as defined therein) on or prior to January 13, 1997.


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